Exhibit 4.14
[FORM OF FACE OF NOTE]
THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.
THE FOLLOWING INFORMATION IS SUPPLIED FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE MAY HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE AND THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THERESE HOULAHAN, TREASURER AT AMRIZE FINANCE US LLC, 8700 W. BRYN MAWR AVE, SUITE 300, CHICAGO, IL 60631, THE UNITED STATES - ATTENTION: THERESE HOULAHAN.

No. [ ]	$[ ]
CUSIP No. 43475R AW6
ISIN No. US43475RAW60

AMRIZE FINANCE US LLC
6.500% SENIOR NOTE DUE 2043
AMRIZE FINANCE US LLC, a Delaware limited liability company (herein called the “Company,” which term includes any successor entity under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[●], or such other amount as indicated on the “Schedule of Exchanges of Notes” attached hereto, on September 12, 2043 (the “Maturity Date”), and to pay interest on said principal sum on March 12 and September 12, commencing on March 12, 2026 (each, an “Interest Payment Date”), at the rate of 6.500% per annum from and September 12, 2025, payable semi-annually in arrears. The amount paid on each Interest Payment Date shall be in respect of the period beginning, and including, the prior Interest Payment Date to, but excluding, such Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the fifteenth day before the due date for such payment (or, if such fifteenth day is not a business day in the place of the Trustee’s specified office, the next succeeding day which is a business day in such place). If the Company defaults in a payment of any such interest, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver (including by electronic transmission) to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any lawful manner.
Payment of the principal of and interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.
Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
This Note benefits from the Guarantee set forth in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:
    AMRIZE FINANCE US LLC
By:
Name:
Title:
By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]
AMRIZE FINANCE US LLC
6.500% SENIOR NOTE DUE 2043
This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of June 18, 2025 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 18, 2025 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Guarantor, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “2043 Notes”), initially limited in aggregate principal amount of $[●].
Interest on the 2043 Notes will be payable semi-annually in arrears on each Interest Payment Date. The amount paid on each Interest Payment Date shall be in respect of the period beginning, and including, the prior Interest Payment Date to, but excluding, such Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the fifteenth day before the due date for such payment (or, if such fifteenth day is not a business day in the place of the Trustee’s specified office, the next succeeding day which is a business day in such place). Interest on the 2043 Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
All payments made by or on behalf of the Company under or with respect to the Notes or by or on behalf of the Guarantor with respect to the Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future taxes unless the withholding or deduction for, or on account of, such taxes is then required by law. If any deduction or withholding for, or on account of, any taxes imposed or levied by or on behalf of any jurisdiction in which the Company or the Guarantor is then incorporated, organized or resident for tax purposes or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Company under or with respect to the Notes or by or on behalf of any of the Guarantor with respect to the Guarantee, including payments of principal, redemption price, purchase price, interest or premium, the Company or the Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder of Notes after such withholding or deduction (including any such withholding or deduction from such Additional Amounts) will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction, subject to certain exceptions as described in the Indenture.
Whenever in this Note, there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or any other amount payable under, or with respect to, any of the Notes or the Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The 2043 Notes may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days’ notice to the holders of the 2043 Notes (which notice shall be irrevocable), at their Early Redemption Amount, together with interest accrued to the date fixed for redemption.
The Notes may be redeemed at the option of the Company in whole, but not in part, at any time, on giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (which notice shall be irrevocable), at their principal amount, together with interest accrued and unpaid to the date fixed for redemption and all Additional Amounts (if any) then due, if, immediately before giving such notice:
(i)    the Company (or the Guarantor) has or will become obliged to pay Additional Amounts as a result of any change in, or amendment to, the laws of a Tax Jurisdiction, or any change in the application or official interpretation of such laws (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after the Notes’ issue date (or in the case of a successor entity that is required to pay such Additional Amounts with respect to taxes imposed under the laws of a jurisdiction that was not a Tax Jurisdiction before such entity became an obligor, on or after the date such entity became an obligor under the Notes or Guarantee, as the case may be) and
(ii)    such obligation cannot be avoided by the Company (or the Guarantor, as the case may be) taking reasonable measures available to it (including, in the case of the Guarantor, if the Company could make such payment without the need to pay Additional Amounts and without the Company or the Guarantor incurring material tax or other material costs as a result) provided, however, that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company (or the Guarantor, as the case may be) would be obliged to pay such Additional Amounts if a payment in respect of the Notes (or a Guarantee, as the case may be) were then due. Prior to the publication of any notice of redemption pursuant to this paragraph, the Company shall deliver or procure that there is delivered to the Trustee (1) a certificate signed by two authorized signatories of the Company stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Company so to redeem have occurred and (2) an opinion of independent tax advisors or legal advisors of recognized standing to the effect that the Company or the Guarantor (as the case may be) has or will become obligated to pay such Additional Amounts as a result of such change or amendment. Upon expiry of any such notice as referred to in this paragraph, the Company shall be bound to redeem the Notes in accordance with this paragraph.
If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Securities in full, Holders of the Securities will have the right to require the Company to repurchase all or a portion of their Securities pursuant to the Change of Control Offer described in the First Supplemental Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, subject to the rights of Holders of Securities on the relevant record date to receive interest due on the relevant Interest Payment Date.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture or the Securities with respect to such Series. Once effective, any such consent or waiver by the Holder of this 2043 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2043 Note and of any 2043 Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2043 Note.
The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.
If an Event of Default with respect to the 2043 Notes occurs and is continuing, the principal amount hereof may become immediately due and payable in the manner and with the effect provided in the Indenture.
No reference herein to the Indenture and no provision of this 2043 Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this 2043 Note at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2043 Note is registerable in the Security register, upon surrender of this 2043 Note for registration of transfer at the office or agency of the Company duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new 2043 Notes of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.
The 2043 Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this 2043 Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this 2043 Note at the office or agency of the Company.
No service charge shall be made for any such registration or transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.
Prior to the presentment of this 2043 Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may deem and treat the Person in whose name this 2043 Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this 2043 Note is overdue, and neither the Company, the Guarantor, the Trustee, nor any agent of the Company, the Guarantor or the Trustee shall be affected by notice to the contrary.
The Company may, without the consent of the existing Holders of the 2043 Notes, issue additional 2043 Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first Interest Payment Date) so that existing 2043 Notes and additional 2043 Notes form the same series under the Indenture, provided, however, that if any such additional 2043 Notes are not fungible with the existing 2043 Notes for U.S. federal income tax purposes, such additional 2043 Notes will have a separate CUSIP number.
This 2043 Note and the Guarantee shall be governed by and interpreted in accordance with the laws of the State of New York.
All terms used in this 2043 Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.
[FORM OF TRANSFER NOTICE]
FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________ attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Signature Guarantee:1
By:
To be executed by an executive officer

1     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF NOTES
The following increases or decreases of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee